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                                                                    EXHIBIT 23.3


REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

To Discreet Logic Inc.:

     We have audited the accompanying consolidated balance sheets of Discreet Logic Inc. (a Quebec corporation) and subsidiaries, as restated--See Note 2(a), at June 30, 1997 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows, as restated--See Note 2(a) for the year ended July 31, 1996, the eleven-month period ended June 30, 1997, and the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Canada, which are in substantial agreement with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Discreet Logic Inc. and subsidiaries as at June 30, 1997 and 1998, and the results of their operations and their cash flows for the year ended July 31, 1996, the eleven-month period ended June 30, 1997, and the year ended June 30, 1998, in accordance with generally accepted accounting principles in the United States of America.

                                       Arthur Andersen & Cie
                                       Chartered Accountants
                                       General Partnership

Montreal, Canada
July 31, 1998

(except with respect to the matter discussed in Note 22, as to which the date is January 18, 1999 and Note 2(a) as to which the date is February 3, 1999.)